Exhibit 32.1

Certification Of

Chief Executive Officer And

Chief Financial Officer

Of NATCO Group Inc.

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (the “Report”), I, John U. Clarke, Chief Executive Officer of NATCO Group Inc. (the “Company”), and, I, Bradley P. Farnsworth, Senior Vice President and Chief Financial Officer of the Company, hereby certify, to my knowledge, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2008	/s/ John U. Clarke
John U. Clarke
Chief Executive Officer

Date: March 17, 2008	/s/ Bradley P. Farnsworth
Bradley P. Farnsworth
Chief Financial Officer